Exhibit 3.4

EXECUTION COPY

SECOND AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT
OF
ENVIVA GP, LLC
a Delaware Limited Liability Company

This SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT of ENVIVA GP, LLC (this “Agreement”), dated as of April 9, 2015, is adopted, executed, and agreed to by the Member (as defined below).  This Agreement amends and restates in its entirety that certain Amended & Restated Limited Liability Company Agreement of Enviva GP, LLC, dated as of November 1, 2012, by Enviva MLP Holdco, LLC. Contemporaneously with the execution and delivery hereof, Enviva MLP Holdco, LLC has granted, contributed, bargained, conveyed, assigned, transferred, set over, and delivered to the Member, and the Member has accepted, 100% of the membership interests of Enviva GP, LLC pursuant to that certain Contribution Agreement, dated as of April 9, 2015, by and among Enviva Holdings, LP, Enviva MLP Holdco, LLC, Enviva, LP, Enviva Cottondale Acquisition I, LLC, and the Member.

1.                                      Formation.  Enviva GP, LLC (the “Company”) has been formed on March 18, 2010 as a Delaware limited liability company under and pursuant to the Delaware Limited Liability Company Act (the “Act”).

2.                                      Term.  The Company shall have perpetual existence unless dissolved in accordance with Section 11 of this Agreement.

3.                                      Purposes.  The purposes of the Company shall be to carry on any lawful business, purpose, or activity for which limited liability companies may be formed under the Act.

4.                                      Members.  Enviva Partners, LP, a limited partnership formed and existing under the laws of the state of Delaware (the “Member”), shall be the sole member of the Company. The Member’s Membership Interest (as hereinafter defined) is as set forth on Exhibit A.

5.                                      Contributions.  Without creating any rights in favor of any third party, the Member may, from time to time, make additional contributions of cash or property to the capital of the Company, but shall have no obligation to do so.

6.                                      Distributions.  The Member shall be entitled (a) to receive 100% of any distributions (including, without limitation, liquidating distributions) made by the Company, and (b) to enjoy 100% of all other rights, benefits, and interests in the Company.

7.                                      Management.  The management of the Company shall be exclusively vested in Enviva Partners, LP (in such capacity, the “Managing Member”), and the Company shall not have “managers,” as that term is used in the Act.  The powers of the Company shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed under the direction of, the Managing Member. Any action to approve or consent to any matter hereunder or pursuant to the Act by the Managing Member may be accomplished by written consent executed by the Managing Member. Written consents may be executed and delivered by telecopy or like electronic means.

8.                                      Officers.  The Managing Member may designate one or more persons to be officers of the Company.  Officers are not “managers,” as that term is used in the Act.  Any officers who are so designated shall have such titles and authority and perform such duties as the Managing Member may delegate to them.  The salaries or other compensation, if any, of the officers of the Company shall be fixed by the Managing Member.  Any officer may be removed as such, either with or without cause, by the Managing Member.  Designation of an officer shall not of itself create contract rights.

9.                                      Transferability of Interests.

(a)                                 The Member may transfer, sell, assign, mortgage, grant a lien on, give, or otherwise dispose of (collectively, “Transfer”), whether voluntarily or by operation of law, at judicial sale or otherwise, all or any part of its interest in the Company (the “Membership Interest”).  If the Member Transfers all or part of the Membership Interest pursuant to this Section 9, the transferee shall be admitted to the Company as a Member of the Company upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement, which instrument may be a counterpart signature page to this Agreement.  If the Member Transfers all of its Membership Interest, such admission shall be deemed effective simultaneously with the Transfer and, immediately following such admission, the Member shall cease to be a member of the Company.

(b)                                 Notwithstanding anything to the contrary herein, and for the avoidance of doubt, the Member may Transfer all or a portion of its Membership Interest to any collateral agent or financing party (or a designee or transferee thereof) in connection with the exercise by such collateral agent or financing party (or a designee or transferee thereof) of its foreclosure or similar remedial rights pursuant to loan or security documentation to which the Member is a party without the consent of the Managing Member.  Upon any such Transfer, (i) the definition of “Member” in this Agreement shall be deemed to be automatically updated to reflect such Transfer and (ii) each of the officers shall have been deemed to have been removed effective the date of such Transfer, in each case without any consent of the Managing Member.  The execution and delivery of this Agreement by a Member shall constitute any necessary approval of such Member under the Act to the foregoing provisions of this Section 9.  This Section 9 may not be amended or modified so long as any of the Membership Interests are subject to a pledge or hypothecation without the pledgee’s (or the transferee of such pledgee’s) prior written consent.

10.                               Membership Interest.  The Membership Interest shall be certificated in the form attached hereto as Exhibit B.  The Company hereby irrevocably elects that all Membership Interests shall be securities governed by Article 8 of the Uniform Commercial Code as in effect in the State of Delaware or any other applicable jurisdiction.  Each certificate evidencing Membership Interests in the Company shall bear the following legend:  “This Certificate evidences an Interest in the Company and shall be a security governed by Article 8 of the Uniform Commercial Code as in effect in the State of Delaware and, to the extent permitted by applicable law, each other applicable jurisdiction.”  No amendment to this provision shall be effective until all outstanding Membership Interest certificates have been surrendered to the Company for cancellation.

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11.                               Dissolution.  The Company shall dissolve and its affairs shall be wound up at such time, if any, as the Member may elect.  No other event will cause the Company to dissolve.

12.                               Governing Law.  THIS AGREEMENT IS GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES OF SUCH STATE.

13.                               Amendments.  This Agreement may be modified, altered, supplemented, or amended at any time by a written agreement executed and delivered by the Member.

[Signature Page Follows]

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IN WITNESS WHEREOF, the undersigned, being the Member of the Company, has caused this Second Amended and Restated Limited Liability Company Agreement to be duly executed as of the date first set forth above.

ENVIVA PARTNERS, LP

By: Enviva Partners GP, LLC, its general partner

By:
	Name:	William H. Schmidt, Jr.
	Title:	Executive Vice President, General
Counsel and Secretary

SIGNATURE PAGE

TO
ENVIVA GP, LLC

SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

EXHIBIT A

Member	Membership Interest
Enviva Partners, LP	100%

EXHIBIT A

TO
ENVIVA GP, LLC

SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

EXHIBIT B

Certificate No.	Membership Interest

2	100%

CERTIFICATE OF
Membership Interest
IN
ENVIVA GP, LLC
(A Delaware limited liability company)

Enviva Partners, LP

This certifies that Enviva Partners, LP is the owner of a membership interest in Enviva GP, LLC (the “Company”), entitled to the percentage interest in the Company shown above and entitled to certain other rights in the Company, as set forth in and subject to the terms of the Second Amended and Restated Limited Liability Company Agreement of the Company, dated         , 2015, as the same may be amended, modified, supplemented, or restated from time to time in accordance with the terms thereof (the “LLC Agreement”).

The membership interest represented by this Certificate of Membership Interest may be transferred by the lawful holders hereof only in accordance with the provisions of the LLC Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the       day of      , 2015.

ENVIVA GP, LLC

By:
Name:
Title:

Restrictions on Transfer

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR TRANSFERRED OTHER THAN IN COMPLIANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED.

THIS CERTIFICATE EVIDENCES AN INTEREST IN THE COMPANY AND SHALL BE A SECURITY GOVERNED BY ARTICLE 8 OF THE UNIFORM COMMERCIAL CODE AS IN EFFECT IN THE STATE OF DELAWARE AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OTHER APPLICABLE JURISDICTION.

THE MEMBERSHIP INTEREST REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TRANSFER RESTRICTIONS, VOTING RESTRICTIONS, AND OTHER TERMS AND CONDITIONS SET FORTH IN THE LLC AGREEMENT.

EXHIBIT B

TO
ENVIVA GP, LLC

SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT